Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Prothena Corporation Public Limited Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(4)	(4)	—	—	—	—	—

Fees to Be Paid	Equity	Ordinary Shares, par value $0.01 per share	Rule 457(o)	(1)	(1)	$250,000,000	0.00014760	$36,900	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares, par value $0.01 per share	Rule 415(a)(6)	(5)	(5)	$193,715,462.87 (5)	(5)	$23,175	424(b)(5)	333-254622	March 23, 2021	$23,175

	Total Offering Amounts					$250,000,000 (5)		$36,900

	Total Fees Previously Paid							$23,175

	Total Fee Offsets							—

	Net Fees Due							$13,725 (5)

(1)	An unspecified number of ordinary shares or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)	The proposed maximum per ordinary share will be determined from time to time by the registrant in connection with the issuance by the registrant of the ordinary shares registered hereunder.

(4)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, $193,715,462.87 of the registrant’s ordinary shares registered hereunder are unsold securities previously registered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2021 (the “Prior Prospectus Supplement”), to the Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-254622) filed on March 23, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $23,175 filing fee previously paid at the time of the filing of the Prior Prospectus Supplement in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Prospectus Supplement and the Prior Registration Statement will be terminated with the effectiveness of this registration statement.